Exhibit 99.1

For additional information, contact: Edward C. Barrett Executive Vice President Chief Financial Officer Daytime: 610.603.7251 NASDAQ: VIST www.VISTfc.com

For Immediate Release

VIST Financial Corp.

Announces Third Quarter 2011 Earnings & Cash Dividend

Wyomissing, Pennsylvania, October 25, 2011. VIST Financial Corp. (NASDAQ: VIST) reported net income of $1.4 million for the third quarter of 2011, as compared to a net loss of $602,000 for the same period in 2010.  Basic and diluted earnings per common share were $0.15 for the third quarter of 2011, as compared to basic and diluted losses per common share of $0.16 for the same period in 2010.

For the first nine months of 2011, the Company reported net income of $3.2 million, as compared to $2.6 million for the same period in 2010.   Basic and diluted earnings per common share were $0.30 for the first nine months of 2011, as compared to basic and diluted earnings per common share of $0.22 for the same period in 2010.

The improved operating results for the third quarter and the first nine months of 2011, as compared to the same periods in 2010, resulted from a significant increase in net interest income, a reduction of loan loss provision and fewer losses on the sale of other real estate owned.  The operating results for the first nine months of 2010 reflected a gain of approximately $1.9 million on the sale of a 25% equity interest in First HSA, LLC related to the transfer of approximately $89.0 million of health savings account deposits.

Commenting on the third quarter 2011 results, Robert D. Davis, President and Chief Executive Officer of VIST Financial Corp. said, “We are pleased with the progress we are making this year on a linked quarter basis through September 30, 2011 with both our core operating results and reported net income of $1.4 million for the third quarter.  Our financial results will continue to be influenced for the balance of the year with elevated asset quality costs and the potential of additional OTTI charges.  Our near term forecast contemplates a slow but steady improvement in our regional business climate.”

Davis stated, “As we entered the third quarter of this year at VIST Bank, our commercial loan pipeline was strong which suggested we would experience growth in the third quarter.  This growth did not materialize due in great part to the turmoil this summer in the capital markets, which clearly eroded both business and consumer confidence.  Our asset quality metrics remain stable with non-performing assets to total assets of 2.46%.  At September 30, 2011, our allowance for loan losses provided adequate coverage of both total loans and non-performing loans.”

Davis continued, “In July of this year, VIST Financial filed an S-1 Registration statement with the SEC. The Company’s existing capital ratios continue to exceed all regulatory guidelines for a well-capitalized institution; and given the present volatility and uncertainty of the equity markets, we are evaluating capital alternatives both in terms of timing and the amount of capital to be raised.”

Davis concluded, “We are pleased that our board of directors has declared a cash dividend.  By this action, our board respects both the need to preserve capital while demonstrating confidence in our future operating results.”

Net interest income increased $4.6 million, or 15%, to $34.6 million for the first nine months of 2011, as compared to $30.0 million for the same period in 2010.  The increase in net interest income was primarily the result of a higher level of loans, which was attributable to the covered loans acquired in the Allegiance acquisition and strong commercial loan growth during the fourth quarter of 2010. The average balance of loans (including covered loans) for the first nine months of 2011 increased by $88.2 million or 10%, to $993.7 million, as compared to $905.4 million for the same period in 2010.  The cost of interest-bearing deposits for the first nine months of 2011 decreased to 1.45%, as compared to 1.80% for same period in 2010.  The Corporation’s taxable-equivalent net interest margin percentage for the first nine months of 2011, improved to 3.63% as compared to 3.44% for same period in 2010.

The provision for loan losses was $6.1 million for the first nine months of 2011, as compared to $8.2 million for the same period in 2010. The elevated provision for loan losses for the first nine months of 2010 was reflective of higher charge-offs in 2010 and an increase in the specific allowance required on impaired loans due to underlying collateral values being more depressed in 2010. The allowance for loan losses as a percentage of total loans increased to 1.67% at September 30, 2011, as compared to 1.55% at December 31, 2010 and September 30, 2010. The increased level of the allowance for loan losses reflects continued credit risk related to certain commercial credits that remain stressed as a result of the prolonged economic downturn. The Corporation closely monitors the loan portfolio and the adequacy of the loan loss reserve by regularly evaluating borrower financial performance, underlying collateral values and other relevant factors. At September 30, 2011, non-covered non-performing loans were $32.2 million or 3.5% of non-covered loans compared to $27.1 million or 2.8% of non-covered loans at December 31, 2010.

Total assets increased by approximately $125.0 million or 9%, to $1.49 billion at September 30, 2011 from $1.36 billion at September 30, 2010. Total deposits increased by approximately $137.1 million or 13%, to $1.22 billion at September 30, 2011 from $1.08 billion at September 30, 2010.  In addition to the deposits assumed in the Allegiance acquisition, deposit growth has been attributable to our ability to attract and retain lower cost core deposits.

Declaration of Cash Dividend

The Corporation reported that the Board of Directors declared a cash dividend of $0.05 per share on the Company’s common stock to shareholders of record on November 3, 2011 payable November 15, 2011.

VIST Financial Corp. is diversified financial services company headquartered in Wyomissing, PA, offering banking, insurance, investments, and wealth management services throughout Berks, Southern Schuylkill, Montgomery, Delaware, Philadelphia and Chester Counties.

This release may contain forward-looking statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Quarterly Shareholder and Investor Conference Call

VIST Financial Corp. will host a quarterly investor conference call on Wednesday, October 26, 2011 at 8:30 a.m. ET. Interested parties can join the conference call and ask questions by dialing 877.317.6789 or listening through the computer by clicking on the following link:

https://services.choruscall.com/links/vist111026.html

The conference call can also be accessed through a link located under the Investor Relations page within VIST Financial Corp’s website:  www.VISTfc.com.

To replay the conference call, dial 877.344.7529 (Conference # 10004931) which will be available one hour after the end of the call on October 26, 2011.  The conference call will be archived for 90 days and will be available at the link above and on the Company’s Investor Relations webpage.

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in thousands, except share data)

	September 30,	December 31,	September 30,
	2011	2010	2010

ASSETS
Cash and due from banks	$16,067	$15,443	$15,163
Federal funds sold	—	1,500	54,050
Interest-bearing deposits in banks	39,428	872	31
Total cash and cash equivalents	55,495	17,815	69,244

Securities available for sale	347,522	279,755	270,049
Securities held to maturity, fair value of $2,491 at September 30, 2011; $1,888 at December 31, 2010; and $1,955 at September 30, 2010	2,584	2,022	2,090
Federal Home Loan Bank stock	6,100	7,099	5,715
Mortgage loans held for sale	1,772	3,695	3,390

Loans	927,850	954,363	927,579
Allowance for loan losses	(15,458)	(14,790)	(14,418)
Net loans	912,392	939,573	913,161

Covered loans	57,032	66,770	—
Premises and equipment, net	6,515	5,639	5,781
Other real estate owned	2,849	5,303	3,531
Covered other real estate owned	596	247	—
Goodwill	42,108	41,858	40,249
Identifiable intangible assets, net	3,385	3,795	4,265
Bank owned life insurance	19,710	19,373	19,252
FDIC prepaid deposit insurance	2,911	3,985	4,429
FDIC indemnification asset	6,816	7,003	—
Other assets	17,947	21,080	19,544

Total assets	$1,485,734	$1,425,012	$1,360,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$116,543	$122,450	$110,378
Interest bearing	1,098,961	1,026,830	968,024
Total deposits	1,215,504	1,149,280	1,078,402

Repurchase agreements	103,917	106,843	108,885
Federal funds purchased	—	—	—
Borrowings	—	10,000	10,000
Junior subordinated debt, at fair value	18,591	18,437	18,012
Other liabilities	6,708	8,005	9,611
Total liabilities	1,344,720	1,292,565	1,224,910

Shareholders’ equity:
Preferred stock: $0.01 par value; authorized 1,000,000 shares; $1,000 liquidation preference per share; 25,000 shares of Series A 5% (increasing to 9% in 2014) cumulative preferred stock issued and outstanding; Less: discount of $1,136 at September 30, 2011; $1,480 at December 31, 2010 ; and $1,587 at September 30, 2010	23,864	23,520	23,413
Common stock, $5.00 par value; authorized 20,000,000 shares; issued: 6,593,435 shares at September 30, 2011; 6,546,273 shares at December 31, 2010; and 6,525,010 shares at September 30, 2010	32,968	32,732	32,625
Stock warrant	2,307	2,307	2,307
Surplus	65,741	65,506	65,521
Retained earnings	13,928	12,960	12,359
Accumulated other comprehensive income (loss)	2,397	(4,387)	(244)
Treasury stock: 10,484 shares at cost	(191)	(191)	(191)
Total shareholders’ equity	141,014	132,447	135,790

Total liabilities and shareholders’ equity	$1,485,734	$1,425,012	$1,360,700

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Interest and dividend income:
Interest and fees on loans	$13,434	$12,638	$40,920	$37,496
Interest on securities:
Taxable	3,134	2,691	8,796	8,532
Tax-exempt	311	423	979	1,269
Dividend income	21	21	65	39
Other interest income	21	15	36	289
Total interest and dividend income	16,921	15,788	50,796	47,625

Interest expense:
Interest on deposits	3,793	3,954	11,409	12,694
Interest on short-term borrowings	1	—	1	18
Interest on repurchase agreements	1,201	1,205	3,564	3,585
Interest on borrowings	—	90	7	277
Interest on junior subordinated debt	410	363	1,223	1,052
Total interest expense	5,405	5,612	16,204	17,626

Net interest income	11,516	10,176	34,592	29,999
Provision for loan losses	1,977	3,550	6,067	8,160
Net interest income after provision for loan losses	9,539	6,626	28,525	21,839

Non-interest income:
Commissions and fees from insurance sales	3,139	3,024	9,152	9,192
Customer service fees	427	478	1,277	1,610
Mortgage banking activities	209	266	527	631
Brokerage and investment advisory commissions and fees	152	279	489	565
Earnings on bank owned life insurance	119	111	337	302
Other commissions and fees	448	402	1,364	1,464
Gain on sale of equity interest	—	—	—	1,875
Loss on sale of other real estate owned	(168)	(838)	(1,180)	(1,432)
Other (loss) income	(91)	223	(114)	464
Net realized gains on sales of securities	490	179	872	465
Total other-than-temporary impairment losses:
Total other-than-temporary impairment losses on investments	507	(785)	309	(783)
Portion of loss recognized in other comprehensive income	(1,113)	163	(1,221)	12
Net credit impairment loss recognized in earnings	(606)	(622)	(912)	(771)
Total non-interest income	4,119	3,502	11,812	14,365

Non-interest expense:
Salaries and employee benefits	6,102	5,584	18,002	16,422
Occupancy expense	1,173	1,057	3,666	3,274
Furniture and equipment expense	670	655	2,064	1,941
Outside processing services	926	1,036	2,923	2,921
Professional services	863	750	2,666	2,104
Marketing and advertising expense	339	285	1,224	792
FDIC deposit and other insurance expense	215	612	1,440	1,668
Amortization of identifiable intangible assets	135	146	410	417
Other real estate owned expense	589	687	1,413	1,785
Other expense	957	967	2,680	2,816
Total non-interest expense	11,969	11,779	36,488	34,140

Income (loss) before income taxes	1,689	(1,651)	3,849	2,064
Income tax expense (benefit)	270	(1,049)	616	(573)
Net income (loss)	1,419	(602)	3,233	2,637
Preferred stock dividends and discount accretion	427	420	1,282	1,259
Net income (loss) available to common shareholders	$992	$(1,022)	$1,951	$1,378

EARNINGS PER SHARE DATA
Average shares outstanding for basic earnings per common share	6,579,850	6,511,195	6,571,411	6,192,250
Basic earnings per common share	$0.15	$(0.16)	$0.30	$0.22
Average shares outstanding for diluted earnings per common share	6,603,398	6,551,278	6,612,204	6,236,889
Diluted earnings per common share	$0.15	$(0.16)	$0.30	$0.22
Cash dividends declared per actual common shares outstanding	$0.05	$0.05	$0.15	$0.15

Net interest margin	3.50%	3.48%	3.63%	3.44%

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Unaudited; Dollars in thousands)

	As Of and For The Three-Month Period Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010

Loans outstanding	$927,850	$933,068	$926,194	$954,363	$927,579
Covered loans outstanding	57,032	58,954	62,818	66770	n/a
Troubled debt restructurings (accruing)	6,683	8,790	11,115	10,772	12,975
Allowance for loan losses	15,458	15,439	15,283	14,790	14,418

NON-PERFORMING ASSETS:
Non-accrual loans	$31,919	$30,273	$28,120	$26,513	$25,938
Loans past due 90 days or more still accruing	306	215	456	594	196
Total non-performing loans	32,225	30,488	28,576	27,107	26,134
Other real estate owned	2,849	2,337	1,769	5,303	3,531
Total non-performing assets	$35,074	$32,825	$30,345	$32,410	$29,665

ASSET QUALITY STATISTICS:
Net charge-offs to average loans (annualized)	0.84%	0.74%	0.74%	0.75%	0.77%
Allowance for loan losses as a percent of loans	1.67%	1.65%	1.65%	1.55%	1.55%
Allowance for loan losses as a percent of non-performing loans	47.97%	50.64%	53.48%	54.56%	55.17%
Allowance for loan losses as a percent of non-performing assets	44.07%	47.03%	50.36%	45.63%	48.60%
Net charge-offs	1,958	1,704	1,737	1,678	1,957
Non-performing assets to total assets *	2.46%	2.35%	2.25%	2.39%	2.18%

NON-PERFORMING COVERED ASSETS:
Covered non-accrual loans	$5,739	$5,805	$4,036	$4,408	n/a
Covered other real estate owned	596	520	711	247	n/a

* Excludes covered assets

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Unaudited; Dollars in thousands)

	Average Balance Sheet
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Assets
Federal funds sold	$—	$43,386	$7,281	$26,439
Interest bearing deposits in banks	18,722	113	8,369	23,650

Securities	345,700	263,657	310,405	268,585

Mortgage loans held for sale	1,808	2,645	1,423	1,896

Loans:
Commercial loans	772,297	732,026	771,780	727,123
Consumer loans	106,974	122,261	110,821	126,346
Mortgage loans	47,935	53,120	50,340	50,076
Total loans	927,206	907,407	932,941	903,545

Covered loans	58,013	—	59,290	—

Interest earning assets	1,351,449	1,217,208	1,319,709	1,224,115

Goodwill and intangible assets	45,328	44,357	45,463	44,157

Non interest-earning assets	64,086	65,396	70,616	71,714

Total assets	$1,460,863	$1,326,961	$1,435,788	$1,339,986

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing	$118,465	$114,340	$119,023	$109,257

Interest bearing:
NOW, money market and savings	608,012	475,332	573,883	502,360
Time deposits	465,592	453,310	475,716	442,492
Total interest bearing deposits	1,073,604	928,642	1,049,599	944,852
Total deposits	1,192,069	1,042,982	1,168,622	1,054,109

Repurchase agreements	104,606	110,499	105,502	112,135
Federal funds purchased	178	20		4,880
Borrowings	—	10,000	518	10,366
Junior subordinated debt	18,472	19,294	18,501	19,553

Total interest bearing liabilities	1,196,860	1,068,455	1,174,120	1,091,786

Non-interest bearing liabilities	7,127	8,265	7,660	8,177

Shareholders’ equity	138,411	135,901	134,985	130,766

Total liabilties and shareholders equity	$1,460,863	$1,326,961	$1,435,788	$1,339,986